UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey 07039
(Address of Principal Executive Offices)

(973) 758-9555
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2014 (the “Closing Date” or the “Closing”) SWK Technologies, Inc., a Delaware corporation and wholly owned subsidiary of SilverSun Technologies, Inc. (“we”, “our” or the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among the SWK, ESC, Inc. d/b/a ESC Software an Arizona corporation (“ESC” or the “Seller”) and Alan H. Hardy and Michael Dobberpuhl in their individual capacity as Shareholders (the “Shareholders”).

On the Closing Date, pursuant to the terms of the Purchase Agreement, the Seller, transferred, conveyed and delivered all of the Acquired Assets of ESC (as defined in the Purchase Agreement) to the Company. In consideration for the Acquired Assets, the Company issued in favor of Seller a promissory note in the aggregate principal amount of $350,000 (the “Note”).  The Note is due sixty (60) months from the Closing Date (the “Maturity Date”) and bears interest at a rate of two percent (2%) per annum. Any overdue principal or interest on the Note shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the lesser of (i) the maximum interest rate permitted by applicable law or (ii) ten percent (10%).

Pursuant to the Purchase Agreement, the Company agreed to enter into that certain Assignment and Assumption Agreement (the “Assignment Agreement”) to assume those certain liabilities of ESC.

Additionally, in connection with the Purchase Agreement, the Company entered into an Employment Agreement with Alan H. Hardy pursuant to which Mr. Hardy will serve as SWK’s Senior Vice President of business development. Mr. Hardy’s duties will vary, but will focus primarily on business development and software application sales.  The term of the Employment Agreement is three years (the “Term”). SWK shall pay Mr. Hardy a base salary of One Hundred Sixty Two Thousand ($162,000) per annum. Additionally, Mr. Hardy shall receive 600,000 options to purchase the Company’s common stock at a strike price of $0.15 per share (the “Options”).  The Options shall vest at 20% year over year for five years.

The above description of the Purchase Agreement, Promissory Note and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to such documents filed as exhibits hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1
Form of Asset Purchase Agreement, dated May 6, 2014, by and among SWK Technologies, Inc., ESC, Inc. d/b/a ESC Software an Arizona corporation (“ESC” or the “Seller”) and Alan H. Hardy and Michael Dobberpuhl

10.1	Employment Agreement, dated May 6, 2014, by and between SWK Technologies, Inc. and Alan H. Hardy

10.2	Form of Promissory Note

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: May 14, 2014	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer and
Principal Accounting Officer